Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Sonic Jet Performance, Inc. and Subsidiary

We consent to the use on the Registration Statement of Sonic Jet Performance, Inc. and Subsidiary of our report dated February 28, 2002 for the year ended December 31, 2001, which are a part of this SB-2 Registration Statement, and all references to our firm included in this Registration Statement.


/s/ Michael Johnson & Company LLC
---------------------------------
Michael Johnson & Company LLC


Denver, Colorado
May 3, 2002